Exhibit 10(a)(xxxiv)

H. J. Heinz Company
Amended and Restated Fiscal Year 2003 Stock Incentive Plan

1.	Purposes

The purposes of the Plan are to promote the growth and profitability of the Company by enabling it to attract and retain the best available personnel for positions of substantial responsibility; to motivate Participants, by means of appropriate incentives, to achieve long-range goals; to provide incentive compensation opportunities that are competitive with those of other similar companies; and to align Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s Common Stock and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

2.	Effective Date

Subject to the approval of the shareholders of the Company at the annual meeting of the Company’s shareholders on September 12, 2002, the Plan shall be effective as of September 12, 2002. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding.

3.	Definitions

Capitalized terms used in this Plan have the meanings specified in this Section 3:

“Award” means a grant to a Participant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Cash Awards, or any combination thereof.

“Award Grant” means the written notification or agreement confirming an Award and setting forth the terms and conditions thereof.

“Board of Directors” means the Board of Directors of the Company.

“Cash Award” means the right to receive cash with the amount of such cash subject to achievement of specified Performance Goals and subject to such other restrictions and conditions as may be established by the Committee.

“Cause” means an act of dishonesty, moral turpitude or an intentional or grossly negligent act detrimental to the best interests of the Company or a Subsidiary, as determined by the Committee; provided that, if a Participant is a party to a Severance Protection Agreement with the Company, and such Participant’s employment with the Company is terminated in a manner such that the Participant is entitled to any payments or benefits (including accrued payments or benefits) under the terms of the Severance Protection Agreement, then “Cause” for purposes of this Plan shall have the meaning set forth in the Severance Protection Agreement.

“Change in Control” means any of the following events:

(1) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” means an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, (ii) the Company or any Subsidiary, or (iii) any Person in connection with a transaction described in paragraph (3) below.

(2) The individuals who, as of the Effective Date, are members of the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Consent” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

(3) A merger, consolidation or reorganization involving the Company or a subsidiary of the Company, unless

(i) the Voting Securities of the Company, immediately before such merger, consolidation or reorganization, continue immediately following such merger, consolidation or reorganization to represent, either by remaining outstanding or by being converted into voting securities of the surviving corporation resulting from such merger, consolidation or reorganization or its parent (the “Surviving Corporation”), at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the Surviving Corporation;

(ii) the individuals who were members of the Incumbent Board immediately before the execution of the agreement providing for such merger, consolidation or reorganization constitute more than one-half of the members of the board of directors of the Surviving Corporation; and

(iii) no person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately before such merger, consolidation or reorganization had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities.

(4) A complete liquidation or dissolution of the Company.

(5) Completion of the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

(6) Any other transaction involving the Company designated as a “Change in Control” by a majority of the Board of Directors.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any additional voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Management Development and Compensation Committee of the Board of Directors described in Section 4, or any committee or other person or persons designated by the Board of Directors as successor to the powers and duties of the Management Development and Compensation Committee as described in Section 4.

“Common Stock” means the Company’s common stock, par value $.25 per share, except as this definition may be modified as provided in Section 13.

“Company” means H. J. Heinz Company, a Pennsylvania corporation.

“Covered Employee” means a person defined as such in Code section 162(m)(3) and the regulations thereunder (or any successor section and regulations thereunder).

“Date of Termination” means the first day occurring on or after the date or grant of an Award on which the Participant is not performing services for the Company or any Subsidiary, regardless of the reason for cessation of services; provided that a cessation of services shall not be deemed to occur by reason of a transfer of a Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that a Participant’s services shall not be considered terminated while the Participant is on an approved leave of absence from the Company or a Subsidiary. If, as a result of a sale or other transaction, the organization for which a Participant is performing services ceases to be the Company or a Subsidiary and the Participant is not, at the end of the 30-day period following the transaction, performing services for the Company or an organization that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Date of Termination.

“Director” means any member of the Board of Directors who is not an Employee.

“Disability” has the meaning ascribed to such term in the Company’s Long Term Disability Plan. For the purposes of this Plan, the question whether a Participant’s condition shall be considered a Disability shall be determined in each case by the Committee and such determination by the Committee shall be final and binding. Notwithstanding the foregoing, if a Participant is a party to a Severance Protection Agreement with the Company, and such Participant’s employment with the Company is terminated in a manner that the Participant is entitled to any payments or benefits (including accrued payments or benefits) under the term of the Severance Protection Agreement, then “Disability” for purposes of this Plan shall have the meaning set forth in the Severance Protection Agreement.

“Effective Date” shall have the meaning set forth in Section 2.

“Employee” means any employee of the Company or a Subsidiary, including any such person who is an officer or a member of the Board of Directors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Period” means the period from the date of grant of an Option or Stock Appreciation Right to the Expiration Date of such Option or Stock Appreciation Right.

“Exercise Price” means the price established by the Committee (or determined according to a method established by the Committee) at the time an Option or Stock Appreciation Right is granted and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the Option or Stock Appreciation Right (or, if greater, the par value of a share of Common Stock), provided that if a Stock Appreciation Right is granted in tandem with an Option that was previously outstanding, the Exercise Price of such Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the Option (or, if greater, the par value of a share of Common Stock on such date).

“Expiration Date” means, with respect to an Option or Stock Appreciation Right, the date specified in the Award Grant after which such Option or Stock Appreciation Right may not be exercised; provided that the Expiration Date shall not be later than the earliest to occur of:

(i) the ten-year anniversary of the date of grant;

(ii) if the Participant’s Date of Termination occurs by reason of Retirement, the five-year anniversary of such Date of Termination;

(iii) if the Participant’s Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination;

(iv) if the Participant’s Date of Termination occurs by reason of involuntary termination without Cause by the Company or a Subsidiary, or by the Participant for Good Reason, the 90th day after the Date of Termination unless the Committee determines otherwise;

(v) if the Participant’s Date of Termination occurs by reason of involuntary termination by the Company or a Subsidiary for Cause, the Date of Termination; or

(vi) if the Participant’s Date of Termination occurs voluntarily by the Participant or for any other reason not described above, the Date of Termination.

The Committee in its sole discretion may establish an Expiration Date later than as described above, but not later than the ten-year anniversary of the date of grant. Notwithstanding the foregoing, if the Participant’s Date of Termination occurs by reason of death or Disability or if death or Disability of the Participant occurs after Retirement or involuntary termination without Cause and before the otherwise applicable Expiration Date, the Expiration Date for a Non-Statutory Option or Stock Appreciation Right which was exercisable as of the date of death or Disability or which becomes exercisable by reason of death or Disability shall not be earlier than the first anniversary of the date of Date of Termination.

“Fair Market Value” as of any specified date means the closing sale price of the Common Stock on the New York Stock Exchange—Composite Tape on such date or, if there are no sales on such date, on the next day on which there are sales.

“Good Reason” means the occurrence after a Change in Control of any of the events or conditions described in the following subsection (1) through (5):

(1) a change in the Participant’s title, position, duties or responsibilities (including reporting responsibilities) which represents an adverse change from the Participant’s title, position, duties or responsibilities as in effect at any time within 90 days preceding the date of the Change in Control or at any time thereafter; or any removal of the Participant from or failure to reappoint or reelect him or her to any one of such offices or positions, except in connection with the termination of the Participant’s employment for Disability, Cause, as a result of the Participant’s death, or by the Participant other than for Good Reason;

(2) a reduction in the Participant’s base salary or any failure to pay the Participant any compensation or benefits to which the Participant is entitled within five days after the date due;

(3) the Participant being required by the Company to perform the Participant’s regular duties at any place outside a 30-mile radius from the place where the Participant’s regular duties were performed immediately before the Change in Control, except for reasonably required travel on the Company’s business which is not materially greater than such travel requirements in effect immediately before the Change in Control;

(4) the failure by the Company to provide the Participant with compensation and benefits, in the aggregate, at least equal (in opportunities) to those provided for under the compensation and employee benefit plans, programs and practices in which the Participant was participating at any time within 90 days preceding the date of a Change in Control or at any time thereafter; or

(5) for any Participant who is a party to a Severance Protection Agreement with the Company, any additional event or condition that constitutes “Good Reason” under such Severance Protection Agreement.

Any event or condition described in subsection (1) through (5), above, which occurs before a Change in Control but which the Participant reasonably demonstrates (a) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (b) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes of this Plan notwithstanding that it occurred before the Change in Control.

“Incentive Option” means an Option which is an “incentive stock option” as defined in Code section 422 (or any successor section thereto).

“Non-Statutory Option” means an Option which is not intended to qualify as an Incentive Option as defined above.

“Option” means an Incentive Option or a Non-Statutory Option granted by the Company pursuant to the Plan to purchase shares of Common Stock at an Exercise Price established by the Committee.

“Participant” means an Employee, Director or other person selected by the Committee to receive an Award. The term shall include any transferee or transferees of any person who has received an Award to the extent the transfer is permitted by the Plan and the applicable Award Grant.

“Performance Award” means an Award of Performance Shares and/or a Cash Award.

“Performance Goal” means a target based on Performance Measures that is established by the Committee in connection with a Performance Award; Performance Goals may be established on a corporate-wide basis or with respect to one or more business units, divisions, or subsidiaries, and may be in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

“Performance Measures” means criteria established by the Committee relating to any of the following: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; ability to execute against customer service goals; and innovation as measured by a percentage of sales from new products. Performance Measures may be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.

“Performance Share” means a grant of shares of Common Stock, Restricted Stock or Restricted Stock Units which are contingent on achievement of specified Performance Goals and satisfaction of such other restrictions and conditions as may be established by the Committee.

“Plan” means the H. J. Heinz Company Fiscal Year 2003 Stock Incentive Plan.

“Restricted Stock” means a grant of shares of Common Stock subject to a risk of forfeiture or other restrictions that will lapse upon the completion of service by the Participant, or achievement of other objectives, as determined by the Committee.

“Restricted Stock Unit” means a grant of a Stock Unit which is subject to a risk of forfeiture or other restrictions including those that will lapse upon the completion of service by the Participant, or achievement of other objectives, as determined by the Committee.

“Retirement” means cessation of services for the Company or a Subsidiary by reason of retirement under the provisions of any formal retirement plan of the Company or Subsidiary.

“Stock Appreciation Right” means a grant which entitles the Participant to receive, in cash or Common Stock (as determined pursuant to subsection 7(C)), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (b) an Exercise Price established by the Committee.

“Stock Unit” means a right to receive shares of Common Stock in the future.

“Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

“Subsidiary Corporation” means any corporation in which the Company owns, directly (or indirectly through Subsidiary Corporations), at least 50% of the total combined voting power of all classes of stock.

“Successor” means the person or persons entitled in lieu of the Participant to receive any shares of Common Stock or other benefits under the Plan by reason of a beneficiary designation, will, laws of intestacy, or family assignments as permitted under the Plan. The Successor of a deceased Participant shall be the person or persons entitled to do so under a beneficiary designation in accordance with Section 11 or, if none, under the Participant’s will or, if the Participant shall have failed to designate a beneficiary or make testamentary disposition of such benefits or shall have died intestate, by the Participant’s legal representative or representatives.

“Surviving Corporation” means the surviving corporation, its parent or any other entity that results from any merger, consolidation or reorganization of the Company.

4.	Administration

The Plan shall be administered by a Management Development and Compensation Committee of not less than three Directors of the Company appointed by the Board of Directors. No person shall be eligible or continue to serve as a member of such Committee unless such person is “independent” as defined by the New York Stock Exchange and an “outside director” within the meaning of regulations under Code section 162(m).

The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by the entire Committee, shall be the acts of the Committee.

The Committee shall have the authority and discretion to interpret the Plan and to make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. In the event of any dispute or disagreement as to the interpretation of this Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons.

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to the Chief Executive Officer of the Company or a committee of officers of the Company, except with respect to Awards to any Covered Employee or to an officer or other person subject to Section 16 of the Exchange Act. Any such allocation or delegation may be revoked by the Committee at any time.

5.	Eligibility

Subject to the provisions of the Plan, the Committee shall determine and designate, from time to time, those Employees, Directors or other persons who will be granted one or more Awards under the Plan, and who thereby will become “Participants” in the Plan.

(A) In determining eligibility to receive an Award, as well as in determining the type and amount of the Award to any Participant, the Committee shall consider the position and responsibilities of the person being considered, the nature and value to the Company or a Subsidiary of such person’s services and accomplishments, such person’s present and potential contribution to the success of the Company or its Subsidiaries and such other factors as the Committee may deem relevant.

(B) The Plan does not constitute a contract of employment or for provision of other services, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of or continue to provide services to the Company or any Subsidiary or give any participating employee or other individual any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan, nor shall the Plan in any way interfere with the right of the Company or any Subsidiary to terminate the employment or services of any participating employee or other individual at any time.

(C) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

6.	Shares Available

Subject to the provisions of Section 13, the type and number of shares of Common Stock for which Awards may be granted under the Plan shall be determined in accordance with this Section 6:

(A) The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares authorized but unissued or currently held or shares reacquired by the Company and presently or hereafter held as treasury shares, including shares purchased in the open market or in private transactions.

(B) Subject to the following provisions of this Section 6, the maximum number of shares of Common Stock that may be delivered to Participants and their Successors under the Plan shall be equal to the sum of: (i) seventeen million (17,000,000) shares of Common Stock; (ii) any shares of Common Stock subject to Awards under this Plan which are forfeited, expire or are canceled or settled in cash without delivery of shares of Common Stock; (iii) any shares of Common Stock tendered (either actually or through attestation) to pay the Exercise Price of any Option or to satisfy withholding taxes; and (iv) any shares of Common Stock withheld for payment of withholding taxes.

(C) The following additional limitations are imposed on the shares of Common Stock that may be delivered to Participants and their Successors as provided above.

(1) The maximum number of shares of Common Stock that may be issued by Options intended to be Incentive Options shall be nine million (9,000,000) shares.

(2) The maximum number of shares of Common Stock that may be issued in conjunction with Awards granted pursuant to Section 9 (relating to Other Stock Awards) and Section 10 (relating to Performance Shares) shall be, in the aggregate, fifty percent (50%) of the total shares reserved for Awards pursuant to paragraph (B) above.

(3) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 8 (relating to Options and Stock Appreciation Rights) shall be three million (3,000,000) shares during any 36 month period. If an Option is in tandem with a Stock Appreciation Right, such that the exercise of the Option or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Option, respectively, with respect to such share, the tandem Option and Stock Appreciation Right with respect to each share of Common Stock shall be counted as covering but one share of Common Stock for purposes of applying the limitations of this subparagraph (3).

(4) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 9 (relating to Other Stock Awards) and Section 10 (relating to Performance Shares) shall be, in the aggregate, one million (1,000,000) shares during any 36 month period.

(5) For Cash Awards that are intended to be “performance-based compensation” (within the meaning of regulations under Code section 162(m)), the maximum Awards payable in cash to any one individual for a 36-month performance period shall not exceed ten million dollars ($10,000,000). Such maximum shall be reduced proportionately in the case of a performance period of less than 36 months and shall be increased proportionately for a performance period of longer than 36 months (but no further adjustment shall be made in the case of a performance period of greater than 60 months). If, after an amount has been earned with respect to a Cash Award, the delivery of such amount is deferred pursuant to Section 7(B), any additional amount attributable to earnings during the deferral period shall be disregarded for purposes of this limitation.

7.	Awards

The Committee shall have full and complete authority, in its discretion, subject to the provisions of the Plan, to grant Awards to Participants consisting of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Cash Awards or any combination thereof, as more fully described in Sections 8 through 10, subject to such terms and conditions as the Committee deems appropriate. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other compensation plan of the Company or any Subsidiary, including the plan of any acquired entity.

(A) Dividends and Dividend Equivalents

The Committee may provide that Awards denominated in Common Stock earn dividends or dividend equivalents. Such dividend equivalents may be paid currently in cash or shares of Common Stock or may be credited to an account established by the Committee under the Plan in the name of the Participant. In addition, dividends or dividend equivalents paid on outstanding Awards or issued shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

(B)	Deferrals

The Committee may require or permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, conversion of deferred amounts into deferred Common Stock (or other) equivalents, or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

(C) Settlements

Settlement of Awards may be in the form of cash, shares of Common Stock, other Awards, or in such combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose.

8.	Options and Stock Appreciation Rights

The Committee may grant Options containing such terms and conditions as shall be requisite, in the judgment of the Committee, to constitute either Incentive Options or Non-Statutory Options. Non-Statutory Options shall be identified as such in the Award Grant. The Committee may grant Stock Appreciation Rights either (i) independently of Options or (ii) in tandem with Options such that the exercise of the Option or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Option, respectively, with respect to such share. The grant of each Option or Stock Appreciation Right shall be confirmed in writing by an Award Grant in the form prescribed by the Committee.

(A)	Exercise Price

At the time an Option or Stock Appreciation Right is granted, the Committee shall determine the Exercise Price. Except for adjustments as provided in Section 13, the Exercise Price for any outstanding Option or Stock Appreciation Right may not be decreased after the date of grant nor may any outstanding Option or Stock Appreciation Right be surrendered to the Company as consideration for the grant of a new Option or Stock Appreciation Right with a lower Exercise Price.

(B) Exercise Period

Each Option or Stock Appreciation Right granted under this Plan shall be exercisable during such period and under such circumstances as the Committee shall determine, subject to the following rules unless otherwise determined by the Committee:

(1) An Option or Stock Appreciation Right must be exercised prior to the Expiration Date.

(2) With respect to any Option or Stock Appreciation Right granted on or prior to May 16, 2005, each Option or Stock Appreciation Right shall become immediately exercisable upon the occurrence of a Change in Control whether or not otherwise then exercisable under this Plan or the provisions of the applicable Award Grant relating thereto. With respect to any Option or Stock Appreciation Right granted on or after May 17, 2005, such Option or Stock Appreciation Right shall become immediately vested and exercisable as to 100% of the shares of Common Stock subject to the Option or Stock Appreciation Right upon (i) the occurrence of a Change in Control if such Option or Stock Appreciation Right is not assumed, substituted or replaced by a Surviving Corporation or other successor to the business of the Company with an award of equivalent value, or (ii) if clause (i) does not apply, the termination of the Participant’s employment with or services for the Company within 24 months following a Change in Control if such termination is (a) by the Company for reasons other than Cause or (b) by the Participant for Good Reason, but, in either case of clause (i) or (ii), only to the extent the Option or Stock Appreciation Right has not otherwise been terminated and canceled or become exercisable as of such date.

(3) The effect of a Participant’s cessation of performance of services for the Company and its Subsidiaries shall be as follows:

(i) Retirement. If cessation of performance of services is the result of Retirement, the Participant may exercise any outstanding Option or Stock Appreciation Right at any time after and to the extent that such Option or Stock Appreciation Right has become exercisable under the terms of the applicable Award Grant and before the applicable Expiration Date.

(ii) Death. If a Participant dies while the Participant is continuing to perform services for the Company or a Subsidiary or during the period following Retirement and before the Expiration Date, the Successor may exercise the Participant’s Options or Stock Appreciation Rights at any time prior to the applicable Expiration Date, whether or not such Options or Stock Appreciation Rights were otherwise exercisable on the date of the Participant’s death under this Plan or the applicable Award Grant.

(iii) Disability. If the Committee determines that a Participant ceased to perform services for the Company or a Subsidiary because of Disability, any Option or Stock Appreciation Right held by such Participant on the Date of Termination may be exercised (whether or not such Option or Stock Appreciation Right was otherwise exercisable on the Date of Termination under this Plan or the provisions of the Award Grant relating thereto) at any time prior to the Expiration Date.

(iv) Involuntary Termination without Cause. If the Participant ceases to perform services for the Company and its Subsidiaries involuntarily without Cause, the Participant may exercise any outstanding Option or Stock Appreciation Right at any time after and to the extent that such Option or Stock Appreciation Right has become exercisable under the terms of the applicable Award Grant and before the applicable Expiration Date.

(v) Involuntary Termination for Cause. If a Participant ceases to perform services for the Company and its Subsidiaries involuntarily for Cause, any outstanding Options held by such Participant shall be immediately cancelled on such Date of Termination.

(vi) Other Termination. If a Participant ceases to perform services for the Company and its Subsidiaries for any reason other than as set forth in subparagraphs (i) through (v) above, the Participant may exercise any outstanding Option or Stock Appreciation Right at any time after and to the extent that such Option or Stock Appreciation Right has become exercisable under the terms of the applicable Award Grant and before the applicable Expiration Date.

(C) Exercise Procedures

Each Option or Stock Appreciation Right granted under this Plan may be exercised to the extent exercisable, in whole or in part at any time during the Exercise Period, for such number of shares as shall be prescribed by the provisions of the Award Grant evidencing such Option, provided that:

(1) An Option or Stock Appreciation Right may be exercised by the Participant or a Successor only by written notice (in the form prescribed by the Committee) to the Company specifying the number of shares to which such notice applies.

(2) The aggregate Exercise Price of the shares as to which an Option may be exercised shall be, in the discretion of the Committee, (a) paid in U.S. funds by any one or any combination of the following: cash, (including check, draft or wire transfer made payable to the order of the Company), or delivery of Common Stock certificates endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange evidencing shares of Common Stock which have been held for more than six months (or such other period of time as the Committee deems appropriate), whose value shall be deemed to be the Fair Market Value on the date of exercise of such Common Stock, or (b) deemed to be paid in full provided the notice of the exercise of an Option is accompanied by a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds sufficient to cover the Exercise Price or (c) paid upon such terms and conditions, including provision for securing the payment of the same, as the Committee, in its discretion, shall provide.

(3) As soon as practicable after receipt by the Company of notice of exercise and of payment in full of the Exercise Price of the shares with respect to which an Option has been exercised, a certificate or certificates representing such shares shall be registered in the name or names of the Participant or Successor and shall be delivered to the Participant or Successor. If any part of the Exercise Price is paid on a deferred basis (to the extent such deferral is permitted by the Committee), the shares for which payment has been deferred shall be registered in the name of the Participant or Successor but the certificate or certificates representing such shares shall not be delivered to the Participant or Successor until the Exercise Price for such shares has been paid in full.

(D) Special Rules Relating to Incentive Options

(1) No Incentive Option may be granted to an individual who is not an Employee of the Company or a Subsidiary Corporation.

(2) No Incentive Option may be granted on or after the 10th anniversary of the Effective Date.

(3) The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time during any calendar year by an Employee under all plans of the Company and its Subsidiaries shall not exceed the greater of $100,000 or such sum as may from time to time be permitted under Code section 422.

9.	Other Stock Awards

The Committee may make Awards consisting of Restricted Stock or Restricted Stock Units, containing such terms and conditions, and subject to such restrictions and contingencies as the Committee shall determine, subject to the provisions of the Plan. Vesting of Restricted Stock Unit Awards granted to other than Directors that are not granted in lieu of other compensation or to replace forfeited awards from a prior service recipient shall require either the achievement of Performance Measures or other performance objectives, or the completion of a specified period of service with the Company or the Subsidiaries. If the right to become vested in a Restricted Stock Award or Restricted Stock Unit Award granted under this Section 9 is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation or to replace forfeited awards from a prior service recipient, then the required period of service for full vesting shall be not less than three years, subject to acceleration of vesting in the following circumstances:

(A) to the extent permitted by the Committee, in the event of the Participant’s death, Disability, or involuntary termination without Cause; or

(B) with respect to Awards granted on or prior to May 16, 2005, in the event of a Change in Control, unless such Award is replaced by an award of equivalent value provided by the Surviving Corporation which replacement award vests not later than the replaced Award and, to the extent not previously vested, vests in full in the event of any involuntary cessation of performance of services for the Surviving Corporation following the Change in Control (other than involuntary termination by reason of an act of dishonesty, moral turpitude or an intentional or grossly negligent act detrimental to the best interests of the Surviving Corporation) unless otherwise determined by the Committee at the time of the Award; and

(C) with respect to any Award granted on or after May 17, 2005, unless otherwise provided by the Committee in any individual Award Agreement at the time of grant, upon (i) the occurrence of a Change in Control if such Award is not assumed, substituted or replaced by a Surviving Corporation or other successor to the business of the Company with an award of equivalent value, or (ii) if clause (i) does not apply, the termination of the Participant’s employment with or services for the Company within 24 months following a Change in Control if such termination is by the Company for reasons other than Cause or by the Participant for Good Reason but, in either case of clause (i) or (ii), only to the extent the Award has not otherwise been terminated and canceled as of such date.

10.	Performance Awards

The Committee may make Awards consisting of Performance Shares or Cash Awards, containing such terms and conditions, and subject to such restrictions and contingencies as the Committee shall determine, subject to the provisions of the Plan. Performance Awards shall be conditioned on the achievement of Performance Goals, based on one or more Performance Measures, as determined by the Committee, over a performance period (not less than one year) prescribed by the Committee. For Awards under this Section 10 intended to be “performance-based compensation” within the meaning of regulations under Code section 162(m), the grant of the Awards and the performance goals shall be made during the period required under Code section 162(m). In the event that a Change in Control occurs after a Performance Award has been granted but before completion of the applicable performance period, a pro rata portion of such Award shall become payable as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the Performance Goals relating to the portion of the performance period completed as of the date of the Change in Control.

11.	Non-Transferability

Unless otherwise designated by the Committee to the contrary, each Award granted under the Plan shall by its terms be non-transferable by the Participant (except by will or the laws of descent and distribution). An Option or Stock Appreciation Right shall be exercisable during the Participant’s lifetime only by the Participant, his or her guardian or legal representative or by such other means as the Committee may approve from time to time that is not inconsistent with or contrary to the provisions of either Section 16(b) of the Exchange Act or Rule 16b-3, as either may be amended from time to time, or any law, rule, regulation or other provision that may hereafter replace such Rule. A Participant may also designate a beneficiary to exercise his or her Awards after the Participant’s death. The Committee may amend outstanding Awards to provide for transfer, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members.

12.	Listing and Registration of Shares

If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of any of the shares subject to Awards under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or issue of shares thereunder, no outstanding Awards which would result in the purchase or issuance of shares may be exercised or otherwise settled unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Board of Directors may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the Plan which may be required in connection with such listing, registration, qualification, consent or approval.

13.	Adjustments

The Committee will make such adjustments as it deems appropriate to meet the intent of the Plan in the event of changes that impact the Company’s share price or share status, provided that any such actions are consistently and equitably applicable to all affected Participants.

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, reorganization, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting shares, such adjustments to reflect such change shall be made by the Committee with respect to (i) the aggregate number of shares and/or kind of shares that may be issued under the Plan or that may be subject to Awards of a specified type and/or to any individual; (ii) the number of shares and/or kind of shares covered by outstanding Awards to any individual under the Plan; and/or (iii) the applicable price per share with respect to any outstanding Options, Stock Appreciation Rights and other Awards under the Plan.

14.	Tax Withholding

Delivery of any shares or any other benefits under the Plan is subject to withholding of applicable taxes. The Committee unilaterally or by arrangement with the Participant or Successor shall make appropriate provision for satisfaction of withholding taxes in the case of any transaction under the Plan which gives rise to a withholding requirement. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Common Stock which the Participant already owns and which have been held for more than six months (or such other period of time that the Committee deems appropriate), or (to the extent of minimum statutory withholding requirements) through withholding of shares of Common Stock to which the Participant is otherwise entitled under the Plan.

15.	Amendments and Termination

The Board of Directors may amend this Plan as it shall deem advisable, except that the Board of Directors may not, without further approval of the shareholders of the Company subject to Section 13, (a) increase the total number of shares of Common Stock which may be issued under the Plan as set forth in Section 6(B) or the maximum number of shares that may be issued, as provided in Section 6(C), (b) change the class of individuals eligible for Awards, or (c) change the rules governing Exercise Price. The Board of Directors may, in its discretion, terminate this Plan at any time. No amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected Successor), adversely affect the rights of any Participant or Successor under any Award granted under the Plan prior to the date such amendment is adopted, provided that adjustments pursuant to Section 13 are not be subject to such limitation. Subject to the foregoing and the requirements of Code section 162(m), the Board of Directors may without further action on the part of the shareholders of the Company or the consent of Participants, amend the Plan, (a) to permit or facilitate qualification of Options thereafter granted under the Plan as Incentive Options, (b) to ensure compliance with recently enacted provisions of Code Section 409A governing the timing of deferral elections, distribution requirements, and changes in distribution elections, with respect to nonqualified deferred compensation arrangements, and (c) to preserve the Company’s tax deduction under Code section 162(m).

16.	Foreign Jurisdictions

The Committee may, from time to time, adopt, amend, and terminate under the Plan such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of laws of any foreign jurisdiction to Participants who are subject to such laws and who receive Awards under the Plan.

17.	Compliance with Code section 162(m)

With respect to Covered Employees, transactions under the Plan are intended to avoid loss of the deduction referred to in paragraph (1) of Code section 162(m) or any successor section thereto. Anything in the Plan or elsewhere to the contrary notwithstanding, to the extent any provision of the Plan or action by the Committee fails to so comply or avoid the loss of such deduction, it shall be deemed null and void as relates to Covered Employees, to the extent permitted by law and deemed advisable by the Committee.

18.	Notices

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, Post Office Box 57, Pittsburgh, Pennsylvania 15230, addressed to the attention of the Secretary; and if to the Participant, shall be delivered personally or mailed to the Participant at the address appearing in the payroll records of the Company or a Subsidiary or, if applicable, to the Participant’s Successor at the last known address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party.